UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2012 (October 18, 2012)

Owens & Minor, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-9810	54-1701843
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

9120 Lockwood Blvd., Mechanicsville, Virginia		23116
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (804) 723-7000

Not applicable

(former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2012, the Board of Directors elected Martha H. Marsh as a director of Owens & Minor, Inc. (the “Company”) to serve until the 2013 Annual Meeting of Shareholders and until her successor is duly elected and qualified. In addition, the Board named Ms. Marsh to serve on the Audit Committee and the Strategic Planning Committee of the Board. In connection with her appointment as a director, Ms. Marsh will receive a cash retainer of $15,000 and $40,000 in restricted stock (based on the market price of the Company’s common stock on the date of grant) with a one-year vesting period. This compensation is consistent with the annual cash and stock retainers paid to the Company’s other non-employee directors in 2012 and pro-rated for the number of months she will serve until the 2013 Annual Meeting of Shareholders. The Company issued a press release announcing Ms. Marsh’s appointment as a director on October 22, 2012, a copy of which is included as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 18, 2012, the Board of Directors amended the Bylaws of the Company to increase the number of directors constituting the Board of Directors from 11 to 12 in connection with the appointment of a new director as discussed in Item 5.02 above. The Amended and Restated Bylaws of the Company are included as Exhibit 3.1 to this Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

3.1	Amended and Restated Bylaws of the Company

99.1	Press Release issued by the Company on October 22, 2012 announcing Election of Director

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: October 23, 2012	By:	/s/ Grace R. den Hartog
	Name:	Grace R. den Hartog
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company

99.1	Press Release issued by the Company on October 22, 2012 announcing Election of Director